UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):      January 5, 2011

MUELLER INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-6770	25-0790410
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

8285 Tournament Drive Suite 150
Memphis, Tennessee	38125
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(901) 753-3200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On January 5, 2011 the Registrant issued a press release announcing the acquisition of various operating assets of Tube Forming, L.P. (TFI), a subsidiary of Wolverine Tube, Inc., effective December 28, 2010.  TFI primarily serves the Heating, Air Conditioning and Refrigeration (HVACR) market in North America.  The acquired assets include inventories, production equipment as well as factory leaseholds.  TFI has operations in Carrollton, Texas, and Guadalupe, Mexico.  TFI’s estimated net sales for 2010 were approximately $35 million.  Mueller paid approximately $6.9 million for the assets and the purchase price was funded with existing cash on hand.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release, dated January 5, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

MUELLER INDUSTRIES, INC.

By:	/S/ Kent A. McKee
Name:	Kent A. McKee
Title:	Executive Vice President and
Chief Financial Officer

Date:  January 5, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release, dated January 5, 2011.